UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 23, 2012
Date of Report (Date of earliest event reported)

Imperial Resources, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	000-53332	83-0512922
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
106 East 6th Street, Suite 900, Austin, Texas		78701
(Address of principal executive offices)		(Zip Code)

(512) 332-5740
Registrant’s telephone number, including area code

(Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

a) On July 16, 2012, the Company's Board of Directors of Imperial Resources, Inc. (the “Company”) determined that the Company’s previously issued unaudited interim consolidated financial statements as of and for the quarterly periods ended June 30, 2011 (Q1), September 30, 2011 (Q2) and December 31, 2011 (Q3) should no longer be relied upon due to the incorrect accounting treatment of convertible debt totaling $450,000, acquired in conjunction with the acquisition of a salt water disposal facility.

During the course of the Company's audit of fiscal year ended March 31, 2012, the Company determined that the accounting treatment for the liability and beneficial conversion feature reported in the Company's financial statements in the Quarterly Reports was incorrect. Specifically, the Company has determined as of April 27, 2011, that the convertible debt feature should be bifurcated from the debt contract and accounted for as a derivative liability at its fair value, and no beneficial conversion feature should be recorded.

The Company’s Board of Directors and management have discussed the matters in this Current Report Form 8-K with its independent registered public accounting firm, Madsen & Associates, CPA’s Inc., Certified Public Accountant.

Imperial Resources, Inc.

Dated: July 23, 2012	By: /s/ Robert Durbin
Robert Durbin
President, Chief Executive Officer (Principal Executive Officer)